Exhibit 99.4

I-MAB

Suite 802, West Tower, OmniVision, 88 Shangke Road, Pudong District

Shanghai, 201210

People’s Republic of China

+86 21-6057-8000

December 17, 2019

VIA EMAIL

Division of Corporation Finance

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	I-MAB

Registration Statement on Form F-1

(CIK Number: 0001778016; File Number: 333- 234363)

Request for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

I-Mab is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares to be represented by American depositary shares (the “Offering”), the Company hereby respectfully requests that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the registration statement on Form F-1 (the “Registration Statement”) must contain audited financial statements as of a date not older than 12 months from the date of the filing. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of the Company’s initial public filing on October 29, 2019, the Company’s Registration Statement contained audited financial statements for the year ended December 31, 2018 prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), and therefore satisfied Item 8.A.4 of Form 20-F. The Company is unable to complete the proposed offering this year and currently plans to file an amendment to the Registration Statement in early 2020 containing the estimated offering size and price range, and the unaudited interim financials for the nine months ended September 30, 2019 and 2018. The Company’s audited financial statements for the year ended December 31, 2019 will not be available until late March 2020.

In light of the above, the Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

The Company hereby represents to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements 12 months after the Company’s year end.

2.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2019 will be available until late March 2020.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company will file a representation letter containing the above representations as an exhibit to the Registration Statement in the next filing.

Please do not hesitate to contact the undersigned at jielun.zhu@i-mabbiopharma.com or the Company’s counsel Julie Gao of Skadden, Arps, Slate, Meagher & Flom LLP at Julie.Gao@skadden.com if you have any questions regarding the foregoing.

Very truly yours,

I-MAB

By:	/s/ Jielun Zhu
Name:	Jielun Zhu
Title:	Director and Chief Financial Officer

cc:	Z. Julie Gao, Esq., Partner, Skadden, Arps, Slate, Meagher & Flom LLP

Haiping Li, Esq., Partner, Skadden, Arps, Slate, Meagher & Flom LLP

Jane Kong, Partner, PricewaterhouseCoopers Zhong Tian LLP